Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form N-14 of our report dated December 21, 2018, relating to the financial statements and financial highlights of Riverfront Asset Allocation Income & Growth, RiverFront Asset Allocation Growth, RiverFront Asset Allocation Moderate, and the RiverFront Asset Allocation Growth & Income, four of the series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2018, and to the reference to us under the heading "Financial Highlights" in the Information Statement/Prospectus and to the references to us under the headings “Financial Highlights” in the Prospectus dated February 28, 2019 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated February 28, 2019, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 14, 2019